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                                                                    Exhibit 99.1

                                                                  EXECUTION COPY

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                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              QUOTESMITH.COM, INC.

                                       AND

                              ZIONS BANCORPORATION


                            DATED AS OF MARCH 1, 2004


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                                TABLE OF CONTENTS

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1.  Purchase and Sale of the Shares..............................................................................1

     1.1 Issuance and Sale of Common Stock.......................................................................1
     1.2 Closing.................................................................................................1

2.  Representations and Warranties of the Company................................................................2

     2.1 Organization, Good Standing and Qualification...........................................................2
     2.2 Corporate Authority.....................................................................................2
     2.3 Capitalization and Voting Rights........................................................................2
     2.4 Subsidiaries............................................................................................3
     2.5 Authorization...........................................................................................3
     2.6 Valid Issuance of Common Stock..........................................................................4
     2.7 Third Party Consents....................................................................................4
     2.8 Offering................................................................................................4
     2.9 Litigation..............................................................................................4
     2.10 Intellectual Property..................................................................................5
     2.11 Compliance with Other Instruments and Laws.............................................................5
     2.12 Agreements; Actions....................................................................................6
     2.13 Related-Party Transactions.............................................................................7
     2.14 Permits................................................................................................7
     2.15 Environmental and Safety Laws..........................................................................7
     2.16 Disclosure.............................................................................................8
     2.17 Registration Rights....................................................................................8
     2.18 Corporate Documents....................................................................................8
     2.19 Title to Real Property and Assets......................................................................8
     2.20 Financial Reports......................................................................................8
     2.21 Reports................................................................................................9
     2.22 Changes...............................................................................................10
     2.23 Employee Benefit Plans................................................................................11
     2.24 Tax Returns, Payments and Elections...................................................................11
     2.25 Insurance.............................................................................................12
     2.26 Minute Books..........................................................................................12
     2.27 Labor Agreements and Actions..........................................................................12
     2.28 Employees.............................................................................................12
     2.29 Use of Proceeds.......................................................................................13
     2.30 Proprietary Information and Inventions Assignment Agreements..........................................13

3.  Representations and Warranties of the Investor..............................................................13

     3.1 Organization and Good Standing.........................................................................13
     3.2 Corporate Authority....................................................................................13
     3.3 Purchase Entirely for Own Account......................................................................13
     3.4 Investment Experience..................................................................................14
     3.5 Accredited Investor....................................................................................14
     3.6 Restricted Securities..................................................................................14
     3.7 Legends................................................................................................14

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4.  Conditions of the Investor's Obligations at Closing.........................................................15

     4.1 Representations and Warranties.........................................................................15
     4.2 Performance............................................................................................15
     4.3 Absence of Changes.....................................................................................15
     4.4 Notices, Consents, Permits and Waivers.................................................................15
     4.5 Compliance Certificate.................................................................................15
     4.6 Legal Investment; Orders...............................................................................15
     4.7 Proceedings and Documents..............................................................................15
     4.8 Board of Directors.....................................................................................16
     4.9 Opinion of Company Counsel.............................................................................16
     4.10 Investor Rights Agreement.............................................................................16
     4.11 Secretary's Certificate...............................................................................16
     4.12 Employee Matters......................................................................................16
     4.13 Due Diligence.........................................................................................16
     4.14 Bankruptcy, etc.......................................................................................16
     4.15 Absence of Liabilities................................................................................17
     4.16 Life Quotes, Inc. Acquisition.........................................................................17
     4.17 Rights Plan...........................................................................................17
     4.18 Shareholder Approval..................................................................................17
     4.19 Waivers to Employment Agreements......................................................................17

5.  Conditions of the Company's Obligations at Closing..........................................................17

     5.1 Representations and Warranties.........................................................................18
     5.2 Legal Investment; Orders...............................................................................18
     5.3 Notices, Consents, Permits and Waivers.................................................................18
     5.4 Shareholder Approval...................................................................................18

6.  Miscellaneous...............................................................................................18

     6.1 Survival of Representations and Warranties.............................................................18
     6.2 Indemnification........................................................................................18
     6.3 Successors and Assigns.................................................................................20
     6.4 Governing Law and Venue; Waiver of Jury Trial..........................................................21
     6.5 Titles and Subtitles...................................................................................21
     6.6 Notices................................................................................................21
     6.7 Publicity..............................................................................................22
     6.8 Delay or Omissions.....................................................................................23
     6.9 Securities Laws........................................................................................23
     6.10 Broker's Fees.........................................................................................23
     6.11 Expenses..............................................................................................23
     6.12 Attorney's Fees.......................................................................................23
     6.13 Specific Performance..................................................................................24
     6.14 Termination and Effect................................................................................24
     6.15 Covenants of the Company..............................................................................24
     6.16 Amendments and Waivers................................................................................24
     6.17 Severability..........................................................................................25

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
     6.18 Entire Agreement......................................................................................25
     6.19 Counterparts..........................................................................................25

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                             EXHIBITS AND SCHEDULES

DEFINITIONS ADDENDUM

EXHIBITS

EXHIBIT A           FORM OF COMMON STOCK CERTIFICATE
EXHIBIT B           FORM OF INVESTOR RIGHTS AGREEMENT
EXHIBIT C           IDENTIFIED STOCKHOLDERS
EXHIBIT D           OPINION OF DUANE MORRIS LLP, SPECIAL COUNSEL TO THE COMPANY
EXHIBIT E           OPINION OF RICHARD C. CLAAHSEN, GENERAL COUNSEL TO THE
                    COMPANY


SCHEDULE OF EXCEPTIONS

Section 2.3(d)      Pro Forma Capitalization
Section 2.7         Third Party Consents
Section 2.10        Intellectual Property
Section 2.12(f)     Agreements; Actions
Section 2.18        Corporate Documents
Section 2.22        Changes
Section 2.23        Employee Benefit Plans
Section 2.24        Tax Returns, Payments and Elections
Section 2.27        Labor Agreements and Action
Section 2.28        Employees
Section 4.12        Employee Matters

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                              QUOTESMITH.COM, INC.

                            STOCK PURCHASE AGREEMENT

          This STOCK PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time and including all Exhibits and Schedules hereto, this "AGREEMENT"), is made as of the 1st day of March, 2004, by and between QUOTESMITH.COM, INC., a Delaware corporation (the "COMPANY"), and ZIONS BANCORPORATION, a Utah corporation (the "INVESTOR"). The Company and the Investor are sometimes hereinafter referred to individually as a "PARTY" and collectively as the "PARTIES".

          Terms defined in the text of this Agreement shall have the meanings set forth therein. Other capitalized terms not otherwise defined herein shall have the meanings set forth in the Definitions Addendum, which is attached hereto and incorporated herein by this reference.

THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.   PURCHASE AND SALE OF THE SHARES.

               1.1 ISSUANCE AND SALE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing (as defined below) and the Company agrees to issue and sell to the Investor at the Closing, two million three hundred sixty three thousand six hundred thirty six (2,363,636) shares of the Company's Common Stock (as defined below), which represent an equal number of preferred stock purchase rights pursuant to the Rights Agreement, dated as of July 30, 1999 (the "RIGHTS AGREEMENT"), between the Company and the Harris Trust and Savings Bank (collectively, the "SHARES"), for the purchase price of thirteen million dollars ($13,000,000) (the "PURCHASE PRICE").

               1.2 CLOSING. Subject to the satisfaction or waiver of the conditions to Closing set forth in Sections 4 and 5 hereof, the purchase and sale of the Shares shall take place at the offices of Duane Morris LLP, 227 West Monroe Street, Suite 3400, Chicago, Illinois 60606, at 10:00 a.m. (local time), on the same date as the closing of the transactions contemplated by the Asset Purchase Agreement, dated as of January 31, 2004 (the "APA"), by and among the Company, Life Quotes Acquisition, Inc. ("LIFE QUOTES ACQUISITION"), Kenneth L. Manley and Life Quotes, Inc. ("LIFE QUOTES"), or at such other time and place as the Company and the Investor mutually agree upon in writing (which time and place are designated as the "CLOSING"). At the Closing, the Company shall deliver to the Investor one or more Common Stock certificates in substantially the form of EXHIBIT A hereto representing the Common Stock being purchased under this Agreement against payment of the Purchase Price therefor by wire transfer of immediately available funds to the Company's account (for credit to account number 385-974-1 at Harris Trust and Savings Bank, 111 W. Monroe, Chicago, IL 60606, ABA number 071000288, account name Quotesmith.com, Inc. or such other bank account of the Company designated by the Company in writing no later than the second Business Day immediately preceding the Closing) or to a designee of the Company.

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          2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Investor that, except as set forth on a Schedule of Exceptions (the "SCHEDULE OF EXCEPTIONS") attached hereto and made a part hereof, specifically identifying the relevant subparagraph hereof:

               2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease or operate its properties and to carry on its business as now conducted and as proposed to be conducted. Each of the Company and its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

               2.2 CORPORATE AUTHORITY. The Company has full corporate power and authority to enter into this Agreement and the Investor Rights Agreement, in the form attached hereto as EXHIBIT B (the "INVESTOR RIGHTS AGREEMENT"), to authorize, issue, sell and deliver the Shares and to carry out the other provisions of this Agreement and the Investor Rights Agreement. No consent or approval of stockholders or of any Governmental Entity is required as a condition to the validity or performance by the Company or any of its Subsidiaries of this Agreement or the Investor Rights Agreement.

               2.3 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company is 65,000,000 shares, consisting of (i) 60,000,000 authorized shares of common stock, par value $0.003 per share ("COMMON STOCK"), of which 4,958,232 shares are issued and outstanding and of which (a) 426,821 shares are reserved for issuance pursuant to the Company's 1997 Employee Stock Option Plan (the "OPTION PLAN"), (b) 63,929 shares are reserved for issuance pursuant to the 1999 Employee Stock Purchase Plan (the "ESPP"), (c) 300,000 shares are reserved for issuance to employees of Life Quotes retained by the Company as contemplated by
Section 7.4(b) of the APA (the "LIFE QUOTES OPTIONS") and (d) 50,000 shares are reserved for issuance pursuant to the Stock Option Agreement, effective as of December 1, 2001, between the Company and Prospector Partners Connecticut Fund, L.P., a Delaware limited partnership (the "PROSPECTOR OPTIONS"), and (ii) 5,000,000 authorized shares of preferred stock, par value $.001 per share ("PREFERRED STOCK"), of which no shares are issued and outstanding. There are no other classes or series of capital stock of the Company authorized or issued and outstanding.

                    (a) Each of the stockholders of the Company specified on EXHIBIT C hereto (each, an "IDENTIFIED STOCKHOLDER" and, collectively, the "IDENTIFIED STOCKHOLDERS") beneficially owns the number and percentage of outstanding shares of Common Stock specified therein.

                    (b) The outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and any relevant state securities laws or pursuant to valid exemptions therefrom.

                    (c) Except for (i) the preemptive rights granted to the Investor

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pursuant to Section 3.2 of the Investor Rights Agreement, (ii) preferred stock purchase rights issued under the Rights Agreement, (iii) currently outstanding options to purchase 218,332 shares of Common Stock granted to employees pursuant to the Option Plan, (iv) the Life Quotes Options; (v) the Prospector Options and
(vi) rights to purchase up to an aggregate of 63,929 shares of Common Stock granted to employees pursuant to the ESPP, there are no outstanding options, warrants, puts, calls, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from, sale to or exchange with, the Company or any of its Subsidiaries of any shares of any class or series of capital stock of the Company or any of its Subsidiaries or other restrictions on the incidents of ownership or transfer of any such shares of capital stock created by statute (other than federal and state securities laws), the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or any Contract to which the Company or any of its Subsidiaries is a party, by which any of them or their property is subject to or bound or of which either of them has any knowledge. Neither the Company nor any of its Subsidiaries is a party or subject to any agreement or understanding, and, to their knowledge, there is no agreement or understanding between any Persons which affects or relates to the voting or giving of written consents with respect to any security of the Company or any of its Subsidiaries, or by a director of the Company or any of its Subsidiaries.

                    (d) The pro forma capitalization of the Company after giving effect to the transactions contemplated by this Agreement is illustrated on SECTION 2.3(d) of the Schedule of Exceptions and reflects that the Shares to be purchased by the Investor pursuant to the terms of this Agreement shall constitute twenty-eight and ninety-six hundredths percent (28.96%) of the issued and outstanding shares of capital stock of the Company on a Fully Diluted Basis as a result of the purchase of such Shares pursuant to Section 1.1 hereof. For purposes of this Agreement, "FULLY DILUTED BASIS" means (without duplication) issued and outstanding shares of Common Stock plus (i) shares of any class or series of capital stock of the Company or any of its Subsidiaries that votes together with the Common Stock, (ii) shares of Common Stock issuable pursuant to or upon the conversion, exercise or exchange of all rights set forth in agreements (written or oral), plans, warrants, puts, calls, options, convertible securities or other commitments or securities convertible into, exchangeable or exercisable for, shares of Common Stock or any class or series of capital stock of the Company or any of its Subsidiaries that votes together with the Common Stock, (iii) shares of Common Stock reserved for issuance pursuant to the Option Plan, (iv) shares of Common Stock reserved for issuance pursuant to the ESPP and
(v) shares of Common Stock reserved for issuance pursuant to the Life Quotes Options.

               2.4 SUBSIDIARIES. The Company has two Subsidiaries, Insure.com, Inc., a Delaware corporation, and Life Quotes Acquisition, a Delaware corporation. All of the issued and outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and are directly owned by the Company. The Company does not presently own or control, directly or indirectly, any interest in any other Person nor is the Company a participant in any joint venture, partnership or similar arrangement.

               2.5 AUTHORIZATION. All corporate action on the part of the Company and its stockholders necessary for the authorization, execution and delivery of this Agreement and the Investor Rights Agreement, the performance of all obligations of the Company hereunder

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and thereunder and the authorization, issuance, sale and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement and the Investor Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws. The issuance and sale of the Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

               2.6 VALID ISSUANCE OF COMMON STOCK. The Shares have been duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be free of any Liens (other than Liens created by the Investor).

               2.7 THIRD PARTY CONSENTS. Except as set forth in SECTION 2.7 of the Schedule of Exceptions, no consent, permission, waiver, approval, order, exemption, license or authorization of, or registration, application, notification, request, qualification, designation, declaration or filing with, any (i) Governmental Entity or (ii) any party to any Contract to which the Company or any of its Subsidiaries is a party or is bound or to which any of their property is subject, is required by the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Investor Rights Agreement, the authorization, issuance, sale and delivery of the Shares or the consummation of the other transactions contemplated by this Agreement and the Investor Rights Agreement, except (i) if required, filings or qualifications under applicable blue-sky laws, which filings or qualifications, if required, shall be timely filed or obtained and (i) filing of a Notification Form: Listing of Additional Shares (the "NASDAQ NOTICE") with The Nasdaq Stock Market, Inc. ("NASDAQ"), which shall be timely filed.

               2.8 OFFERING. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 3 of this Agreement, the offer, issuance, sale and delivery of the Shares will be exempt from the registration requirements of the Securities Act and applicable blue-sky laws and neither the Company nor any of its Subsidiaries or any authorized agent acting on the Company's or any of its Subsidiaries' behalf will take any action hereafter that would cause the loss of such exemption.

               2.9 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's and its Subsidiaries' knowledge, currently threatened against the Company or any of its Subsidiaries that questions the validity or enforceability of this Agreement or the Investor Rights Agreement or the right of the Company to enter into either of such agreements, to authorize, issue, sell or deliver the Shares or to consummate the other transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect or result in any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened (or any basis therefor known to the Company or any of its Subsidiaries) involving the prior employment of any of the employees of the Company or any of

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its Subsidiaries, their use in connection with the Company's or any of its
Subsidiaries' business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or Government Entity. There is no action, suit, proceeding or investigation by the Company or any of its Subsidiaries currently pending or that the Company or any of its Subsidiaries intends to initiate.

               2.10 INTELLECTUAL PROPERTY. Each of the Company and its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes ("INTELLECTUAL PROPERTY RIGHTS") necessary for its business as now conducted and as proposed to be conducted, and, to the Company's and its Subsidiaries' knowledge, without any conflict with or infringement of the rights of others. SECTION 2.10 of the Schedule of Exceptions contains a complete list of trademarks and pending trademark applications of the Company and its Subsidiaries. There are no outstanding options, licenses or other Contracts of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or other Contracts of any kind with respect to the Intellectual Property Rights of any other Person other than such licenses to the Company or any of its Subsidiaries (i) arising from the purchase by either of them of "off the shelf" standard products or (ii) that are not material to the business now conducted or proposed to be conducted by either of them. Neither the Company nor any of its Subsidiaries has received any written communication alleging that it has violated or, by conducting its business as now conducted or proposed to be conducted, would violate any of the Intellectual Property Rights of any other Person. To the knowledge of the Company and its Subsidiaries, no employee of the Company or any of its Subsidiaries is obligated under any Contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any order, writ, injunction, judgment or decree of any Governmental Entity, that would interfere with the use of his or her best efforts to promote the interests of the Company or any of its Subsidiaries or that would conflict with the business of the Company and its Subsidiaries as now conducted or proposed to be conducted. Neither the Company nor any of its Subsidiaries believes that it is or will be necessary to utilize any Intellectual Property Rights developed or acquired by any of its employees (or people it currently intends to hire) prior to their employment by the Company or any of its Subsidiaries, as the case may be.

               2.11 COMPLIANCE WITH OTHER INSTRUMENTS AND LAWS. Neither the Company nor any of its Subsidiaries is in violation or default of (i) any term of its certificate of incorporation or bylaws, (ii) any provision of any Contract to which it is a party or by which it is bound or by which any of its property is subject or (iii) any provision of any judgment, decree, order, writ, statute, rule or regulation applicable it or its properties except, in the case of clauses (ii) or (iii), for any violation or default that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Investor Rights Agreement, the authorization, issuance, sale and delivery of the Shares pursuant hereto and the consummation of the other transactions contemplated hereby and thereby will not result in any violation or be in conflict with or constitute, with or without the passage of time and/or giving of notice, a default under any term of any such certificate of incorporation or bylaws or any provision of any such Contract or any

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such judgment, decree, order, writ, statute, rule or regulation or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any Contract, permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, their respective businesses or operations or any of their respective assets or properties.

               2.12 AGREEMENTS; ACTIONS.

                    (a) The execution, delivery and performance of this Agreement and the Investor Rights Agreement, the authorization, issuance, sale and delivery of the Shares pursuant hereto and the consummation of the other transactions contemplated hereby and thereby, will not trigger any options, warrants, puts, calls or other rights of any kind (including conversion or preemptive rights and rights of first refusal) for the purchase or acquisition from, sale to or exchange with, the Company or any of its Subsidiaries of any shares of any class or series of capital stock of the Company or any of its Subsidiaries or other restrictions on the incidents of ownership or transfer of any such shares of capital stock created by statute (other than federal and state securities laws), the certificate of incorporation or bylaws of the Company or any of its Subsidiaries or any Contract to which the Company or any of its Subsidiaries is a party, by which any of them or their property is subject to or bound or of which either of them has any knowledge.

                    (b) There are no Contracts, proposed transactions, judgments, decrees, orders, writs or injunctions to which the Company or any of its Subsidiaries is a party or by which they are bound or by which any of their property is subject that may involve (i) Liabilities or other obligations (contingent or otherwise) of, or payments to the Company or any of its Subsidiaries in excess of, $500,000, (ii) the license of any Intellectual Property Rights to or from the Company or any of its Subsidiaries, other than such licenses to the Company or any of its Subsidiaries (a) arising from the purchase by either of them of "off the shelf" standard products or (b) that are not material to the business now conducted or proposed to be conducted by either of them, (iii) provisions restricting or affecting the development, marketing, sale or delivery of the products or services of the Company or any of its Subsidiaries or (iv) indemnification by the Company or any of its Subsidiaries with respect to infringements of Intellectual Property Rights.

                    (c) Neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) created, incurred, assumed or guaranteed any Indebtedness or any other Liabilities individually in excess of $250,000 or, in the case of Indebtedness and/or Liabilities individually less than $250,000, in excess of $500,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business and consistent with past practice.

                    (d) For the purposes of subsections (b) and (c) above, all Indebtedness, Liabilities, Contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such

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subsections.

                    (e) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any Contract, or subject to any restriction under its certificate of incorporation or bylaws, that materially and adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition taken as a whole.

                    (f) Except as set forth in Section 2.12(f) of the Schedule of Exceptions, neither the Company nor any of its Subsidiaries has engaged in the past 6 months in any discussion (i) with any representative of any Person regarding the consolidation or merger of it with or into any such Person, (ii) with any Person regarding the sale, conveyance or disposition of all or substantially all of its assets or a transaction or series of related transactions in which more than 50% of the voting power of the Company or any of its Subsidiaries is disposed of or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company or any of its Subsidiaries.

               2.13 RELATED-PARTY TRANSACTIONS. There are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable business expenses incurred on behalf of the Company or any of its Subsidiaries and (iii) for other standard employee benefits made generally available to all employees (including, without limitation, under the Option Plan and the ESPP). No employee, officer or director of the Company or any of its Subsidiaries, or member of his or her immediate family, is indebted to the Company or any of its Subsidiaries, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such Persons has any direct or indirect ownership interest in any Person with which the Company or any of its Subsidiaries is affiliated or with which the Company or any of its Subsidiaries has a business relationship, or any Person that competes with the Company or any of its Subsidiaries, in each case other than ownership of less than 1% of the outstanding capital stock of publicly traded companies. No such employee, officer or director, or any member of his or her immediate family, is, directly or indirectly, interested in any material Contract with the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a guarantor or indemnitor of any Indebtedness of any other Person.

               2.14 PERMITS. Each of the Company and its Subsidiaries have all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted by it or as proposed to be conducted by it, the lack of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default under any of such franchises, permits, licenses or other similar authority, except for such defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

               2.15 ENVIRONMENTAL AND SAFETY LAWS. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law, rule or regulation relating to the environment or occupational health and safety, except for any violation that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect, and to their knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, rule or regulation.

               2.16 DISCLOSURE. Each of the Company and its Subsidiaries have provided the Investor with all the information that the Investor has requested for deciding whether to purchase the Shares. Neither this Agreement, the Investor Rights Agreement or any other statements or certificates or information made, delivered or provided by or on behalf of the Company or any of its Subsidiaries in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

               2.17 REGISTRATION RIGHTS. Except as provided in the Investor Rights Agreement, neither the Company nor any of its Subsidiaries has granted or agreed to grant any registration rights, including piggyback rights, to any Person. The Investor Rights Agreement, dated as of February 10, 1999, by and among the Company and Intuit, Inc. has terminated and is no longer of any force or effect (including, without limitation, the registration rights granted pursuant thereto).

               2.18 CORPORATE DOCUMENTS. The certificate of incorporation and bylaws of the Company and its Subsidiaries disclosed on the Schedule of Exceptions are in full force and effect as of the date hereof.

               2.19 TITLE TO REAL PROPERTY AND ASSETS. The Company does not own any real property. Life Quotes Acquisition will own real estate pursuant to that certain Real Estate Purchase Agreement, dated as of January 31, 2004 (the "REAL ESTATE AGREEMENT"), by and among Life Quotes Acquisition and The Kenneth L. Manley Revocable Trust dated June 10, 1987 executed in conjunction with the APA. Each of the Company and its Subsidiaries has good title to its leasehold estates and personal property owned by it, in each case subject to no Lien other than
(i) Liens for Taxes which have not yet become due or payable and (ii) minor Liens which do not materially detract from the value of the property subject thereto or materially impair its ownership or use. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in good operating condition and repair, except for normal wear and tear, and are reasonably fit and usable for the purposes for which they are being used, other than where the failure to be in good operating condition and repair or reasonably fit and usable would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each of the Company and its Subsidiaries is in compliance in all material respects with the terms of each lease to which it is a party or is otherwise bound.

               2.20 FINANCIAL REPORTS. The Company has delivered to the Investor its audited consolidated financial statements (balance sheets and statements of operations, statements of stockholders' equity and statements of cash flows, including notes thereto) at December 31, 2002 and for the fiscal year then ended, and its unaudited, reviewed, consolidated financial statements (balance sheets and statements of operations, statements of stockholders' equity and statements of cash flows) as at and for the three-month period ended September 30, 2003 and the nine-month period ended September 30, 2003 (the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with GAAP, except that the unaudited reviewed Financial Statements may not contain all the footnotes required by GAAP. The Financial Statements fairly present the financial condition and operating results of the Company and its Subsidiaries as of the dates, and for the periods, indicated therein, subject in the case of the unaudited reviewed Financial Statements to the absence of complete notes and to normal year-end audit adjustments. Except as set forth in the Financial Statements, neither the Company nor any of its Subsidiaries has any Liabilities, other than (i) Liabilities incurred in the ordinary course of business subsequent to September 30, 2003 and (ii) obligations under Contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company or any of its Subsidiaries. The Company and its Subsidiaries maintains a standard system of accounting established and administered in accordance with GAAP.

               2.21 REPORTS.

                    (a) The Company has made available to the Investor each registration statement, prospectus, report, proxy statement or information statement filed by it since December 31, 2002 and prior to the date hereof, including (i) the Company's Annual Report on Form 10-K for the year ended December 31, 2002, together with all amendments thereto filed with the SEC prior to the date hereof, if any, and (ii) the Company's Quarterly Reports on Form 10-Q for the three months ended March 31, 2003, June 30, 2003 and September 30, 2003, together with all amendments thereto filed with the SEC prior to the date hereof, if any, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof and prior to the Closing, the "REPORTS"). As of their respective filing dates, the Reports did not, and any Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

                    (b) Each of the consolidated balance sheets included in or incorporated by reference into any Reports (including the related notes and schedules) fairly presents, or in the case of any Reports filed with the SEC subsequent to the date hereof will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, statements of stockholders' equity and statements of cash flows included in or incorporated by reference into any Reports (including any related notes and schedules) fairly presents, or in the case of any Reports filed with the SEC subsequent to the date hereof will fairly present, in all material respects, the results of operations, retained earnings and cash flows, as the case may be, of Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the absence of complete notes and to normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP, except as may be noted therein.

                    (c) The Company has timely filed with the SEC all Reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                    (d) The Company has timely filed with Nasdaq all reports or other documents required to be filed by it for continued listing on the Nasdaq SmallCap Market.

               2.22 CHANGES. Except as set forth in SECTION 2.22 of the Schedule of Exceptions, or disclosed in the Company's Reports, since September 30, 2003 there has not been:

                    (a) any change in the assets, Liabilities, financial condition or results of operations of the Company and its Subsidiaries from that reflected in the Financial Statements, except for changes in the ordinary course of business which are not material, individually or in the aggregate, to the financial condition or operating results of the Company or any of its Subsidiaries;

                    (b) any damage, destruction or loss, whether or not covered by insurance, except any such damage, destruction or loss that is not material to the assets, properties, financial condition, operating results, business or prospects of the Company or any of its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted);

                    (c) any waiver by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

                    (d) any satisfaction or discharge of any Lien or payment of any obligation by the Company or any of its Subsidiaries, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results, business or prospects of the Company or any of its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted);

                    (e) any material change or amendment to a material Contract by which the Company or any of its Subsidiaries, or any of its respective assets or properties, is bound or subject;

                    (f) any material change in any compensation arrangement or Contract with any director, officer, employee or consultant;

                    (g) any material sale, assignment or transfer of any Intellectual Property Rights or other intangible assets;

                    (h) any resignation or termination of employment of any officer or key employee of the Company or any of its Subsidiaries; and the Company and its Subsidiaries, to their knowledge, do not know of the impending resignation or termination of employment of any such officer or key employee;

                    (i) any mortgage, pledge, transfer of a security interest in, or Lien, created, incurred or assumed by the Company or any of its Subsidiaries, with respect to any of its material properties or material assets, except Liens for Taxes not yet due or payable;

                    (j) any loans or guarantees made by the Company or any of its Subsidiaries to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of business;

                    (k) any declaration, setting aside or payment or other distribution in respect of any of the Company's or any of its Subsidiaries' capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such capital stock by the Company or any of its Subsidiaries, as the case may be;

                    (l) to the Company's or any of its Subsidiaries' knowledge, any other event or condition of any character that might reasonably be expected to have a Material Adverse Effect; or

                    (m) any agreement or commitment by the Company or any of its Subsidiaries to do any of the things described in this Section 2.22.

               2.23 EMPLOYEE BENEFIT PLANS. Except as set forth on SECTION 2.23 of the Schedule of Exceptions, neither the Company nor any of its Subsidiaries has any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended. Except as set forth on SECTION 2.23 of the Schedule of Exceptions, neither the execution nor the delivery of this Agreement or the Investor Rights Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) entitle any employee to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the Company's or any of its Subsidiaries' benefit plans, (iii) limit or restrict the right of the Company or any of its Subsidiaries to amend or terminate any of its benefit plans or (iv) cause the Company or any of its Subsidiaries to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award.

               2.24 TAX RETURNS, PAYMENTS AND ELECTIONS. Each of the Company and its Subsidiaries has timely filed all Tax Returns required by applicable law. These Tax Returns are true and correct in all material respects. Each of the Company and its Subsidiaries has paid all Taxes and other assessments due, except those contested by it in good faith that are listed in SECTION 2.24 of the Schedule of Exceptions. The provision for Taxes of the Company and its Subsidiaries as shown in the Financial Statements is adequate for Taxes due or accrued as of the date thereof. Neither the Company nor any of its Subsidiaries has elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code that would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has ever had any Tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any Tax or governmental charge. None of the Company's or any of its Subsidiaries' Tax Returns has ever been audited or the subject of inquiry by governmental authorities. Since September 30, 2003, each of the Company and its Subsidiaries has made adequate provisions on its books of account for all Taxes, assessments and governmental charges with respect to its business, properties and operations for such period.

Each of the Company and its Subsidiaries has withheld or collected from each payment made to each of its employees, the amount of all Taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

               2.25 INSURANCE. Each of the Company and its Subsidiaries has in full force and effect property and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties or assets that might be damaged or destroyed. The Company has in full force and effect directors' and officers' insurance, on customary terms and conditions in an amount not less than five million dollars ($5,000,000) and which expires on August 3, 2004, along with products Liability, errors and omissions and such other insurance of the types and in amounts customary for companies similarly situated. All such insurance policies are with reputable insurers and provide full and adequate coverage for all normal risks incident to the business of the Company, its Subsidiaries and their respective properties and assets and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar perils or hazards.

               2.26 MINUTE BOOKS. The minute books of each of the Company and its Subsidiaries provided to the Investor contain a fair and accurate summary of all meetings of, and any actions taken by, the directors (including any committees thereof) and the stockholders of the Company and its Subsidiaries since the date of their respective incorporation.

               2.27 LABOR AGREEMENTS AND ACTIONS. Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, Contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's or any of its Subsidiaries' knowledge, has sought to represent any of the employees, representatives or agents of the Company or any of its Subsidiaries. There is no strike or other labor dispute involving the Company or any of its Subsidiaries pending, or to the Company's or any of its Subsidiaries' knowledge, threatened, that could reasonably be expected to have a Material Adverse Effect, nor is the Company or any of its Subsidiaries aware of any labor organization activity involving its employees. Except as set forth in
SECTION 2.27 of the Schedule of Exceptions, the employment of each officer and employee of the Company and its Subsidiaries is terminable at the will of the Company or such Subsidiary. To its knowledge, each of the Company and its Subsidiaries has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

               2.28 EMPLOYEES. To the knowledge of the Company and its Subsidiaries, no employee of the Company or any of its Subsidiaries, nor any consultant with whom the Company or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company or any of its Subsidiaries; and to the knowledge of the Company and its Subsidiaries, the continued employment by the Company or any of its Subsidiaries, of their respective present employees, and the performance of the contracts of the Company and its Subsidiaries with their respective independent contractors, will not result in any such violation except for such violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except as set forth in SECTION 2.28 of the Schedule of Exceptions, no employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any of its Subsidiaries or to any material compensation following termination of employment with the Company. Neither the Company nor any of its Subsidiaries is aware that any officer or key employee intends to terminate his or her employment with the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries have a present intention to terminate the employment of any such officer or key employee.

               2.29 USE OF PROCEEDS. The Company will use the Purchase Price to fund the transactions contemplated by the APA and the Real Estate Agreement.

               2.30 PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENTS. Each employee, consultant and officer of the Company and its Subsidiaries and any other Person developing intellectual property on behalf of the Company or any of its Subsidiaries has executed an agreement with the Company or such Subsidiary regarding confidentiality and proprietary information substantially in the form or forms delivered to the Investor. Neither the Company nor any of its Subsidiaries is aware that any of its employees or consultants is in violation thereof.

          3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

               3.1 ORGANIZATION AND GOOD STANDING. The Investor is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah.

               3.2 CORPORATE AUTHORITY. The Investor has full power and authority to enter into this Agreement and the Investor Rights Agreement and to carry out its obligations hereunder and thereunder. This Agreement and the Investor Rights Agreement have been duly authorized by all proper and necessary corporate action on the part of the Investor. This Agreement and the Investor Rights Agreement constitute valid and legally binding obligations of the Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

               3.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any Contract or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person with respect to any of the Shares.

               3.4 INVESTMENT EXPERIENCE. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Stock. The Investor acknowledges that the Company has afforded the Investor the opportunity to discuss the investment in the Common Stock and to ask questions concerning the condition (financial or otherwise), business, properties, assets, results of operations and prospects of the Company and its Subsidiaries.

               3.5 ACCREDITED INVESTOR. The Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

               3.6 RESTRICTED SECURITIES. The Investor understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

               3.7 LEGENDS. The Investor understands that the Shares and any securities issued in respect thereof or exchange therefor, shall bear the following legend until such time, if any, as (A) the Shares or such securities
(i) are sold in compliance with Rule 144 under the Securities Act (or a comparable successor provision) or pursuant to an effective registration statement under the Securities Act or (ii) may be resold pursuant to Rule 144(k) under the Securities Act (or a comparable successor provision) or (B) the Company receives an opinion of counsel reasonably acceptable to it to the effect that such legend may be removed:

          "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

          4. CONDITIONS OF THE INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of the Investor under Section 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against the Investor if it does not consent in writing thereto:

               4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects (except that such representations and warranties that contain materiality qualifiers shall be true in all respects) as of the date of this Agreement and as of the Closing, except to the extent such representations and warranties specifically speak as to an earlier date, in which case they shall be true and correct as of such earlier date.

               4.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

               4.3 ABSENCE OF CHANGES. There has been no event, occurrence, change, development or state of affairs that had or would reasonably be expected to have a Material Adverse Effect.

               4.4 NOTICES, CONSENTS, PERMITS AND WAIVERS. The Company shall have complied with any and all notice requirements (including the timely filing of the Nasdaq Notice), and obtained any and all consents, permits and waivers necessary or appropriate for consummation by it of the transactions contemplated by this Agreement and the Investor Rights Agreement.

               4.5 COMPLIANCE CERTIFICATE. The Chief Executive Officer of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.1, 4.2, 4.3, 4.4, 4.8 and 4.15 have been fulfilled.

               4.6 LEGAL INVESTMENT; ORDERS. The authorization, issuance, sale and delivery of the Shares shall be legally permitted by all laws and regulations to which the Investor and the Company are subject. No court or other Governmental Entity or authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction, writ or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the authorization, issuance, sale or delivery of the Shares or any of the other transactions contemplated by this Agreement or the Investor Rights Agreement (collectively, an "ORDER"), and no Governmental Entity or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order or questioning the legality, validity or appropriateness of any such authorization, issuance, sale or delivery of the Shares or any of the other transactions contemplated by this Agreement or the Investor Rights Agreement.

               4.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor and its counsel, and they shall have received all such counterpart original or certified or other copies of such documents as they may reasonably request.

               4.8 BOARD OF DIRECTORS. The Company and the Identified Stockholders shall have taken all necessary corporate action to appoint the Investor Director (as defined in the Investor Rights Agreement) to the Board of Directors of the Company and to fix the number of members of the Board of Director in accordance with Section 3.5 of the Investor Rights Agreement (including the adoption by the Board of Directors of any necessary corporate resolutions with respect thereto).

               4.9 OPINIONS OF COUNSEL. The Investor shall have received opinions, dated as of the Closing Date, in form and substance reasonably satisfactory to it and its counsel, of:

                    (a) Duane Morris LLP, special counsel to the Company, to the effect set forth in EXHIBIT D attached hereto; and

                    (b) Richard C. Claahsen, general counsel to the Company, to the effect set forth in EXHIBIT E attached hereto.

               4.10 INVESTOR RIGHTS AGREEMENT. The Company, the Identified Stockholders and the Investor shall have entered into the Investor Rights Agreement.

               4.11 SECRETARY'S CERTIFICATE. The Investor shall have received a recent good standing certificate from the Secretary of State of the State of Delaware for the Company and its Subsidiaries, and a certificate of the Secretary of the Company certifying as to (i) the Certificate of Incorporation of the Company and its Subsidiaries, as amended and in effect as of the Closing,
(ii) the by-laws of the Company and its Subsidiaries, as amended and in effect as of the Closing, (iii) the resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with the transactions contemplated by this Agreement and the Investor Rights Agreement and (iv) the duly elected officers of the Company and the incumbency of each.

               4.12 EMPLOYEE MATTERS. The officers and employees of the Company and its Subsidiaries identified on SECTION 4.12 of the Schedule of Exceptions shall be bound by employment, confidentiality, non-compete, non-solicitation and work product agreements in form and substance satisfactory to the Investor.

               4.13 DUE DILIGENCE. The Investor shall have completed and be satisfied, in its sole discretion, with its confidential due diligence review of the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries (as such business is presently conducted and as it is proposed to be conducted).

               4.14 BANKRUPTCY, ETC. Neither the Company nor any of its Subsidiaries shall have dissolved or liquidated or taken an equivalent action nor shall an involuntary petition have been filed under any federal or state bankruptcy, reorganization, insolvency, moratorium or similar statute against the Company or any of its Subsidiaries, or a custodian, receiver, trustee, assignee for the benefit of creditors or other similar official have been appointed to take possession, custody or control of the property of the Company or any of its Subsidiaries; nor shall the Company or any of its Subsidiaries have admitted in writing its inability to pay any of its debts as they mature, or have filed any petition or action for relief relating to any bankruptcy, reorganization, insolvency or moratorium law, or any other similar law or laws for the relief of, or relating to, debtors; nor shall the Company or any of its Subsidiaries have made a general assignment for the benefit of creditors or entered into an agreement of composition with its creditors.

               4.15 ABSENCE OF LIABILITIES. Neither the Company nor any of its Subsidiaries shall have any Liabilities other than (i) Liabilities set forth in the Financial Statements or (ii) Liabilities (of any amount) incurred since September 30, 2003 in the ordinary course of conducting the Company's business.

               4.16 LIFE QUOTES, INC. ACQUISITION. The APA and Real Estate Purchase Agreement (i) shall be in form and substance reasonably satisfactory to the Investor and its counsel, (ii) shall have been duly authorized, executed and delivered by the parties thereto and approved by their respective stockholders, if necessary, (iii) shall constitute a valid, binding and enforceable obligation of the parties thereto and shall be in full force and effect, (iv) shall not have been amended or otherwise modified without the prior written consent of the Investor, (v) the conditions for the closing of the transactions set forth or contemplated therein shall have been satisfied or waived and (vi) the closing of the transactions set forth or contemplated therein shall occur simultaneously with the Closing.

               4.17 RIGHTS PLAN. The Company shall amend the Rights Agreement and such amendment shall (i) be in form and substance reasonably satisfactory to the Investor and its counsel, (ii) be duly authorized, executed and delivered by the parties thereto, (iii) constitute a valid, binding and enforceable obligation of the parties thereto and (iv) be in full force and effect and shall not have been amended or otherwise modified without the prior written consent of the Investor.

               4.18 SHAREHOLDER APPROVAL. The issuance and sale of the Shares to the Investor shall have been duly approved by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote.

               4.19 WAIVERS TO EMPLOYMENT AGREEMENTS. The Investor shall have received from each of the Identified Stockholders an amendment and waiver (each, an "AMENDMENT AND WAIVER") to their respective employment agreements with respect to consequences of the purchase of the Shares by the Investor with respect to the "change of control" provisions therein. Each Amendment and Waiver shall (i) be in form and substance reasonably satisfactory to the Investor and its counsel, (ii) be duly authorized, executed and delivered by the parties thereto, (iii) constitute a valid, binding and enforceable obligation of the parties thereto and (iv) be in full force and effect and shall not have been amended or otherwise modified without the prior written consent of the Investor.

          5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The Company's obligation to sell the Shares at the Closing is subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

               5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Investor in Section 4 hereof shall be true and correct in all material respects (except that such representations and warranties that contain materiality qualifiers shall be true in all respects) as of the date of this Agreement and as of the Closing, except to the extent such representations and warranties specifically speak as to an earlier date, in which case they shall be true and correct as of such earlier date.

               5.2 LEGAL INVESTMENT; ORDERS. The authorization, issuance, sale and delivery of the Shares shall be legally permitted by all laws and regulations to which the Investor and the Company are subject. No court or other Governmental Entity or authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered an Order, and no Governmental Entity or any other Person shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order or questioning the legality, validity or appropriateness of the authorization, issuance, sale or delivery of the Shares or any of the other transactions contemplated by this Agreement or the Investor Rights Agreement.

               5.3 NOTICES, CONSENTS, PERMITS AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation by it of the transactions contemplated by this Agreement and the Investor Rights Agreement.

               5.4 SHAREHOLDER APPROVAL. The issuance and sale of the Shares to the Investor shall have been duly approved by the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote.

          6.   MISCELLANEOUS.

               6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Parties contained in (a) Sections 2.3, 2.5, 2.7, 2.16, 2.17, 2.19, 3.4, 3.5, 3.6 and 3.7 shall survive indefinitely,
(b) Sections 2.6, 2.8, 2.17, 2.20 and 2.21 shall survive until the applicable statue of limitations has expired under applicable Law and (c) the remaining representations and warranties contained herein shall survive until the first anniversary of the Closing Date, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company or any agents, employees, attorneys, advisors or representatives thereof.

               6.2  INDEMNIFICATION.

                    (a) COMPANY BREACH. In the event that the Investor suffers an Adverse Consequence as a result of (i) the Company's breach of (or a third Person alleging facts that, if true, would mean the Company has breached) any of the Company's representations, warranties and covenants contained herein or in any of the Exhibits or (ii) the Company's actions or failure to act (including statements, actions or omissions made or information provided by the Company, its agents, employees, advisors, representatives or the Board of Directors of the Company) in connection with or relating to this Agreement or the Investor Rights Agreement, then the Company agrees to indemnify the Investor from and against the entirety of any such Adverse Consequence the Investor may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of or caused by the breach, action or failure to act (or the alleged breach, action or failure to act).

                    (b)  MATTERS INVOLVING THIRD PARTIES.

                         (i)     If any third Person shall notify the Investor
(the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against the Company (the "INDEMNIFYING PARTY") under this Section 6.2, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                         (ii)    The Indemnifying Party shall have the right to
defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within fifteen (15) days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                         (iii)   So long as the Indemnifying Party is conducting
the defense of the Third Party Claim in accordance with Section 6.2(b)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party.

                         (iv)    In the event any of the conditions in Section
6.2(b)(ii) above is or becomes unsatisfied, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses) and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Section 6.2.

                    (c) INDEMNIFICATION SOLE REMEDY. Subject to Section 6.13, the indemnification provisions in this Section 6.2 shall be the exclusive remedy with respect to the transactions contemplated by this Agreement.

                    (d) LIMITATIONS. In no event shall the indemnification obligations hereunder exceed the Purchase Price. In addition, no claim for indemnification hereunder shall be made until the aggregate amount of all claims exceeds twenty-five thousand dollars ($25,000), at which point the amount of indemnification hereunder shall apply to all claims, including without limitation, those claims below twenty-five thousand dollars ($25,000).

               6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the rights and obligations hereunder may not be assigned or delegated by either Party without the prior written consent of the other Party; PROVIDED, HOWEVER, that the Investor may assign its rights and delegate its obligations hereunder, in whole or in part (including, without limitation, the right to purchase any or all of the Shares and the obligation to pay all or a part of the Purchase Price), to any affiliates of the Investor; PROVIDED, FURTHER, that any such assignee shall, as a condition to such assignment, agree to be bound by the provisions of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and assigns of the Parties (including transferees of any Shares). Subject to applicable securities laws, the Investor may transfer any Shares to any Person without the prior consent of the Company. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               6.4  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.

                    (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such documents, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such Delaware state or federal court located in Delaware. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.6 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

                    (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4.

               6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

               6.6 NOTICES. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery if personally delivered by hand, (ii) on the third (3rd) day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) on the date of delivery if sent by a nationally recognized overnight express courier (with charges prepaid), (iv) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice (if a confirming copy is also sent by another method) or (v) by any other method of communication mutually agreed to by the parties hereto:

          IF TO THE INVESTOR:             Zions Bancorporation
                                          One South Main Street, Suite 1138
                                          Salt Lake City, Utah 84111
                                          Attention: John B. Hopkins
                                          Telephone No.: (801) 844-8587
                                          Facsimile No.: (801) 524-2129

          WITH A COPY, WHICH SHALL NOT
          CONSTITUTE NOTICE, TO:          Sullivan & Cromwell LLP
                                          1888 Century Park East, Suite 2100
                                          Los Angeles, California 90067
                                          Attention: Stanley F. Farrar
                                          Telephone No.: (310) 712-6600
                                          Facsimile No.: (310) 712-8800

          IF TO THE COMPANY:              Quotesmith.com, Inc.
                                          8205 South Cass Avenue
                                          Darien, Illinois 60561
                                          Attention: Bob Bland
                                          Telephone No.: (630) 515-0170 ext. 101
                                          Facsimile No.: (630) 515-0276

          WITH A COPY, WHICH SHALL NOT
          CONSTITUTE NOTICE, TO:          Duane Morris LLP
                                          227 West Monroe, Suite 3400
                                          Chicago, Illinois 60606
                                          Attention: David J. Kaufman
                                          Telephone No: (312) 499-6741
                                          Facsimile No: (312) 499-6701

               Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 6.6.

               6.7 PUBLICITY. No press releases shall be issued by a Party before the Closing without the prior review and written consent of the other Party. Thereafter, the Parties shall consult with each other, in advance, with regard to the terms of all proposed press releases, public announcements and other public statements (other than information contained in any Reports required to be filed with the SEC by either Party) with respect to the transactions contemplated hereby and by the Investor Rights Agreement. Except as may be required by applicable law, court process or by obligations pursuant to any listing agreement or similar arrangement with any national securities exchange or automated quotation system, neither Party shall issue any press release, public announcement or other public statement (except as aforesaid) with respect to the transactions contemplated hereby or by the Investor Rights Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing or anything else to contrary in this Agreement or the Investor Rights Agreement, each Party (and each employee, representative or other agent of any such Party) may disclose to any and all Persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such tax treatment and tax structure; PROVIDED, HOWEVER, that the foregoing shall in no way permit any such Party to make any disclosure in violation of any applicable securities laws.

               6.8 DELAY OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to either Party upon any breach, default or noncompliance by the other Party under this Agreement or the Investor Rights Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by either Party of any breach, default or noncompliance under this Agreement or the Investor Rights Agreement or any waiver by either Party of any provisions or conditions of this Agreement or the Investor Rights Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under this Agreement, the Investor Rights Agreement, by law or otherwise afforded to either Party shall be cumulative and not alternative.

               6.9 SECURITIES LAWS. Each Party acknowledges that the federal securities laws and other laws prohibit any Person who has material, non-public information concerning a Party, or any of their respective affiliates, from purchasing or selling any of the securities of such Party, and from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

               6.10 BROKER'S FEES. Each Party represents and warrants that no agent, broker, investment banker, Person or firm acting on behalf of or under the authority of such Party is or will be entitled to any broker's or finder's fee or any other commission, directly or indirectly, in connection with the transactions contemplated herein other than, in the case of the Investor, fees and reimbursable expenses payable to the Appleby Group, Inc. Each Party further agrees to indemnify the other Party for any claims, losses or expenses incurred by such other Party as a result of the representation in this Section 6.10 being untrue.

               6.11 EXPENSES. Each Party shall bear its own expenses and legal fees in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Investor Rights Agreement and all of the transactions contemplated herein and therein.

               6.12 ATTORNEY'S FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Investor Rights Agreement, the prevailing

Party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

               6.13 SPECIFIC PERFORMANCE. The Investor shall be entitled to specific enforcement of its rights under this Agreement and the Investor Rights Agreement. The Company acknowledges that money damages would be an inadequate remedy for its breach of this Agreement or the Investor Rights Agreement and consents to an action for specific performance or other injunctive relief in the event of any such breach.

               6.14 TERMINATION AND EFFECT.

                    (a) This Agreement may be terminated at any time prior to the Closing:

                         (i)     by mutual consent of the Company and the
Investor;

                         (ii)    by either the Company or the Investor if there
has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement, which breach has not been cured within five (5) Business Days following receipt by the breaching Party of notice of such breach, or if any Order preventing the consummation of the transactions contemplated by this Agreement or the Investor Rights Agreement shall have become final and non-appealable; or

                         (iii)   by either the Company or the Investor, so long
as such Party has not materially breached its obligations hereunder, if the Closing has not occurred on or before June 1, 2004.

                    (b) In the event of termination of this Agreement pursuant to Section 6.14(a), the transactions contemplated by this Agreement shall be deemed abandoned and this Agreement shall immediately become void, without Liability on the part of either Party hereto, except as provided in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.8, 6.10, 6.11, 6.12, 6.16, 6.17, 6.18 and 6.19.

               6.15 COVENANTS OF THE COMPANY. On or after the date hereof and prior to the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company (i) shall not take, or permit or cause its Subsidiaries to take, directly or indirectly, any action or enter into any transaction outside the ordinary course of the business of the Company or any of its Subsidiaries, as the case may be, without the Investor's prior written consent, (ii) shall take, and cause its Subsidiaries to take, all necessary corporate action to comply with their respective obligations under, and satisfy all conditions set forth in, Article IV of this Agreement and (iii) shall take, or cause it or any of its Subsidiaries to take, all actions and do, or cause it or any of its Subsidiaries to do, and to assist and cooperate with the Investor in doing, all things, in each case, reasonably necessary or appropriate to permit the consummation of all transactions and obligations contemplated by or referred to in this Agreement and the Investor Rights Agreement.

               6.16 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

               6.17 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               6.18 ENTIRE AGREEMENT. This Agreement, the Exhibits and the Schedules hereto, the Investor Rights Agreement and the documents delivered pursuant hereto and thereto constitute the full and entire agreement between the Parties with regard to the subject matter hereof and thereof.

               6.19 COUNTERPARTS. This Agreement may be executed in two or more counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                              THE COMPANY:

                              QUOTESMITH.COM, INC.

                              By:   /s/ Robert S. Bland
                                  ----------------------------------------------
                                  Name:  Robert S. Bland
                                  Title: Chairman, President and Chief Executive
                                         Officer


                              INVESTOR:

                              ZIONS BANCORPORATION

                              By:   /s/ John B. Hopkins
                                  ----------------------------------------------
                                  Name:  John B. Hopkins
                                  Title: Vice President of Finance

                              DEFINITIONS ADDENDUM

          This Definitions Addendum is an attachment to and part of that certain Stock Purchase Agreement, dated as of March 1, 2004 (the "STOCK PURCHASE AGREEMENT"), between Quotesmith.com, Inc. and Zions Bancorporation. Except as otherwise stated in the Stock Purchase Agreement, the following terms shall have the following meanings:

     "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, writs, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, Liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses, including indirect, consequential and punitive damages.

     "BUSINESS DAY" means any day other than (i) a Saturday, Sunday or legal holiday or (ii) a day on which commercial banks in the State of California, New York or Utah are authorized or required by law or executive order to close.

     "CLOSING DATE" means the date of the Closing.

     "CONTRACT" or "CONTRACTS" means any mortgage, indenture, security agreement, evidence of Indebtedness, lease, license, agreement, understanding, instrument, undertaking or other contract.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States applied on a consistent basis throughout the period involved.

     "GOVERNMENTAL ENTITY" means any governmental or regulatory authority, agency, commission, body, corporation, court, tribunal or other governmental entity or authority of any kind or nature.

     "INDEBTEDNESS" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

     "KNOWLEDGE" an individual will be deemed to have "knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter or (ii) a prudent individual could reasonably be expected to discover or otherwise become aware of such fact or other matter. A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer or employee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

     "LIABILITY" or "LIABILITIES" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including any liability for Taxes.

     "LIEN" or "LIENS" means, with respect to any Person, any security interest, claim, pledge, mortgage, charge, option, assignment, hypothecation, encumbrance, attachment, garnishment, sequestration, forfeiture, execution or other voluntary or involuntary lien upon or affecting the revenues of such Person or any real or personal property in which such Person has or hereafter acquires any interest.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the condition (financial or otherwise), business, properties, assets, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, or upon the validity or enforceability of this Agreement, the Investor Rights Agreement or the Shares, or upon the ability of the Company to perform its obligations hereunder or under the Investor Rights Agreement, or upon the rights of the Investor hereunder or thereunder.

     "PERSON" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, business trust, association, organization, Governmental Entity or other entity of any kind or nature.

     "SEC" means the Securities and Exchange Commission or any successor agency.

     "SUBSIDIARY" means, with respect to any Person, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

     "TAX" and "TAXES" means all federal, state, local and foreign taxes, charges, fees, customs, duties, levies or other assessments, however denominated, including, without limitation, all net income, gross income, profits, gains, gross receipts, sales, use, value added, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment, capital stock or any other taxes, charges, fees, customs, duties, levies or other assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

     "TAX RETURNS" means any return, amended return or other report (including elections, declarations, forms, disclosures, schedules, estimates and information returns) required to be filed with any taxing authority with respect to any Taxes including, without limitation, any documentation required to be filed with any taxing authority or to be retained in respect of information reporting requirements imposed by the Code or any similar foreign, state or local law.

                                                                       EXHIBIT A

                        FORM OF COMMON STOCK CERTIFICATE

                                                                       EXHIBIT B

                        FORM OF INVESTOR RIGHTS AGREEMENT

                                                                       EXHIBIT C

                             IDENTIFIED STOCKHOLDERS

                                                                Percent of Common Stock
                           Number of shares of Common        beneficially owned on a Fully
                           Stock  beneficially owned                 Diluted Basis
                           -------------------------                 -------------
Robert S. Bland            2,356,445                         28.87%
William V. Thoms             720,500                          8.83%

                                                                       EXHIBIT D

           OPINION OF DUANE MORRIS LLP, SPECIAL COUNSEL TO THE COMPANY

                                                                       EXHIBIT E

             OPINION OF RICHARD C. CLAAHSEN, GENERAL COUNSEL TO THE
                                     COMPANY

                                       E-1